Exhibit 99.1

Investor Contact:	Jennifer Gordon (212) 536-8244

News Release

FOR IMMEDIATE RELEASE

HESS MIDSTREAM LP ANNOUNCES SIGNING OF ACCRETIVE $60 MILLION REPURCHASE FROM SPONSOR AND THE PUBLIC

HOUSTON, March 3, 2026 — Hess Midstream LP (NYSE: HESM) (“Hess Midstream”), today announced an accretive $60 million repurchase that included both Class B units of its subsidiary, Hess Midstream Operations LP, from an affiliate of Chevron, Hess Midstream’s sponsor (the “Sponsor”), and Hess Midstream’s Class A shares from the public.

Hess Midstream announced the execution of a definitive agreement providing for the repurchase of approximately $18 million of Class B units by its subsidiary, Hess Midstream Operations LP, from the Sponsor. The terms of the proposed unit repurchase transaction were unanimously approved by the Board of Directors of Hess Midstream’s general partner, based on the unanimous approval and recommendation of its conflicts committee composed solely of independent directors.

Hess Midstream also announced that it has entered into an accelerated share repurchase (“ASR”) agreement with JPMorgan Chase Bank, National Association (“JPM”), to repurchase $42 million of Hess Midstream’s publicly traded Class A shares.

“We continue to execute repurchase transactions as part of our ongoing financial strategy,” said Jonathan Stein, Chief Executive Officer of Hess Midstream. “Following these repurchase transactions, we continue to expect to have approximately $1 billion of financial flexibility through 2028 for incremental shareholder returns and debt repayment, including the potential for further unit and share repurchases over this period.”

The repurchased securities will be cancelled following settlement of each repurchase transaction, which is expected to result in increased distributable cash flow per Class A share providing capacity for incremental distribution growth above Hess Midstream’s annual distribution target of at least 5% through 2028, consistent with Hess Midstream’s return of capital framework.

Unit Repurchase Summary

Hess Midstream Operations LP, Hess Midstream’s consolidated subsidiary, agreed to repurchase 455,811 Class B units of Hess Midstream Operations LP, equal to approximately 0.2% of the consolidated company, held by the Sponsor for a purchase price of approximately $18 million. The purchase price per Class B unit is $39.49, the closing price of the Class A shares on March 2, 2026. After completing the unit repurchase transaction but before giving effect to any repurchase of publicly traded Class A shares purchased by Hess Midstream in the ASR transaction, ownership of Hess Midstream on a consolidated basis will be approximately 62.2% for the public and 37.8% for Chevron. The unit repurchase is anticipated to close on March 4, 2026. Hess Midstream expects to fund the unit repurchase with borrowings under its existing revolving credit facility.

ASR Transaction

Under the ASR agreement, Hess Midstream agreed to make an upfront payment of $42 million to JPM and will receive an initial share delivery of 744,492 Class A shares from JPM, representing approximately 70% of the expected Class A share repurchases under the ASR agreement, based on the closing price of the Class A shares of $39.49 on March 2, 2026.

The final number of Class A shares to ultimately be purchased by Hess Midstream under the ASR agreement will be based generally on the average of the daily volume-weighted average prices of Class A shares during the term of the transaction, subject to adjustments pursuant to the terms and conditions of the ASR agreement. Final settlement of the transactions under the ASR agreement is expected to occur in March 2026. Hess Midstream expects to fund the repurchase of Class A shares in the ASR from borrowings under its existing revolving credit facility.

About Hess Midstream

Hess Midstream is a fee-based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Chevron, its subsidiaries and third-party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

As used in this press release, the term “Chevron” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Cautionary Note Regarding Forward-Looking Information

This press release contains “forward-looking statements.” Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “drive,” “could,” “may,” “should,” “would,” “enable,” “believe,” “intend,” “focus,” “potential,” “project,” “plan,” “trend,” “predict,” “will,” “target,” “opportunity” and similar expressions, and variations or negatives of these words, are intended to identify forward-looking statements, but not all forward-looking statements include such words.

Forward-looking statements relating to Hess Midstream’s operations, assets, and strategy are based on management’s current expectations, assessments, estimates, projections and assumptions about the industry. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond Hess Midstream’s control and difficult to predict. Therefore, actual outcomes and results may differ materially from our current projections or expectations of future results expressed or forecasted by these forward-looking statements. Among the important factors that could cause actual results to differ materially from those in our forward-looking statements are: the ability of Chevron and other parties to satisfy their obligations to us, including Chevron’s ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Chevron in excess of our minimum volume commitments and relative to Chevron’s nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the businesses of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to natural and human causes beyond our control, such as accidents, severe weather events, labor disputes, political crises, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of changes in credit ratings, weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; risks and uncertainties associated with Hess Corporation’s integration with Chevron; our ability to satisfy the closing conditions of the Class B unit repurchase or the ASR transaction; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

Other unpredictable or unknown factors not discussed in this press release could also cause actual results to differ materially from those in our forward-looking statements. Caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Investor Contact:

Jennifer Gordon

(212) 536-8244

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